Exhibit 99.(d)(6)

INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT is made this 13th day of March, 2025, by and between Invesco Managed Futures Strategy Cayman Ltd., a Cayman Islands exempted company (the "Company'') and Invesco Capital Management, LLC ("ICM"), a Delaware limited liability company.

RECITALS

WHEREAS, the Company is incorporated as an Exempted Company under The Companies Act (As Revised) of the Cayman Islands;

WHEREAS, ICM is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act''), as an investment adviser and engages in the business of acting as an investment advisor;

WHEREAS, the Company's Articles of Association authorizes the Directors of the Company to issue shares of beneficial interest of the Company; and

WHEREAS, the Company and ICM desire to enter into an agreement to provide for investment advisory services to the Company upon the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.                  Advisory Services. ICM shall act as investment advisor for the Company and shall, in such capacity, supervise all aspects of the Company's operations, including the investment and reinvestment of cash, securities or other properties comprising the Company's assets, subject at all times to the policies and control of the Directors of the Company. ICM shall give the Company the benefit of its best judgment, efforts and facilities in rendering its services as investment advisor.

2.                   Investment Analysis and Implementation. In carrying out its obligations under Section 1 hereof, ICM shall:

(a)            supervise all aspects of the operations of the Company;

(b)           obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Company, and whether concerning the individual issuers whose securities are included in the assets of the Company or the activities in which such issuers engage, or with respect to securities, commodities, derivatives and/or other financial assets which ICM considers desirable for inclusion in the Company's assets;

(c)            determine which issuers and securities, commodities, derivatives, and/or other financial assets shall be represented in the Company's investment portfolio and regularly report thereon to the Directors of the Company;

(d)            formulate and implement continuing programs for the purchases and sales of the securities, commodities, derivatives and/or other financial assets of such issuers and regularly report thereon to the Directors of the Company; and

(e)              take, on behalf of the Company, all actions which appear to the Company necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including but not limited to the placing of orders for the purchase and sale of securities, commodities, derivatives and/or other financial assets for the Company.

3.                 Delegation of Responsibilities. ICM is authorized to delegate any or all of its rights, duties and obligations under this Agreement to one or more sub-advisors, and may enter into agreements with sub-advisors, and may replace any such sub-advisors from time to time in its discretion, in accordance with the Advisers Act, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the Securities and Exchange Commission ("SEC"), and if applicable, exemptive orders or similar relief granted by the SEC and upon receipt of approval of such sub-advisors by the Directors of the Company and by shareholders (unless any such approval is not required by such statutes, rules, regulations, interpretations, orders or similar relief).

4.                 Independent Contractors. ICM and any sub-advisors shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed to be an agent of the Company.

5.                Control by Directors of the Company. Any investment program undertaken by ICM pursuant to this Agreement, as well as any other activities undertaken by ICM on behalf of the Company, shall at all times be subject to any directives of the Directors of the Company.

6.                 Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, ICM shall at all times conform to:

(a)             all applicable provisions of the Advisers Act and any rules and regulations adopted thereunder;

(b)            the provisions of the Company's Memorandum of Association, as the same may be amended from time to time;

(c)             the provisions of the Company's Articles of Association, as the same may be amended from time to time; and

(d)            any other applicable provisions of state, federal or foreign law.

7.                  Broker-Dealer Relationships. ICM is responsible for decisions to buy and sell securities, commodities, derivatives and/or other financial assets for the Company, broker-dealer selection, and negotiation of brokerage commission rates.

(a)             ICM's primary consideration in effecting a security transaction will be to obtain the best execution.

(b)            In selecting a broker-dealer to execute each particular transaction, ICM will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and the difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Company on a continuing basis. Accordingly, the price to the Company in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the fund execution services offered.

(c)             Subject to such policies as the Directors of the Company may from time to time determine, ICM shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Company to pay a broker or dealer that provides brokerage and research services to ICM an amount of commission for effecting a fund investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if ICM determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or ICM's overall responsibilities with respect to the Company, and to other clients of ICM as to which ICM exercises investment discretion. ICM is further authorized to allocate the orders placed by it on behalf of the Company to such brokers and dealers who also provide research or statistical material, or other services to the Company, to ICM, or to any sub-advisor. Such allocation shall be in such amounts and proportions as ICM shall determine and ICM will report on said allocations regularly to the Directors of the Company indicating the brokers to whom such allocations have been made and the basis therefor.

(d)             With respect to the Company, to the extent ICM does not delegate trading responsibility to one or more sub-advisors, in making decisions regarding broker-dealer relationships, ICM may take into consideration the recommendations of any sub-advisor appointed to provide investment research or advisory services in connection with the Company, and may take into consideration any research services provided to such sub-advisor by broker-dealers.

(e)             Subject to the other provisions of this Section 7, the Advisers Act, the Securities Exchange Act of 1934, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the SEC, any exemptive orders issued by the SEC, and any other applicable provisions of law, ICM may select brokers or dealers with which it or the Company are affiliated.

8.                  Compensation. The compensation that the Company shall pay ICM is set forth in Appendix A attached hereto.

9.                  Expenses of the Company. All of the ordinary business expenses incurred in the operations of the Company and the offering of its shares shall be borne by the Company unless specifically provided otherwise in this Agreement. These expenses borne by the Company include but are not limited to brokerage commissions, taxes, legal, accounting, auditing, or governmental fees, the cost of preparing share certificates, custodian, transfer and shareholder service agent costs, expenses of issue, sale, redemption and repurchase of shares, any expenses of registering and qualifying shares for sale, expenses relating to Directors and shareholder meetings, and the cost of preparing and distributing any reports and notices to shareholders.

10.          Services to Other Companies or Accounts. The Company understands that ICM now acts, will continue to act and may act in the future as investment manager or advisor to fiduciary and other managed accounts, and as investment manager or advisor to other investment companies, including any offshore entities, or accounts, and the Company has no objection to ICM so acting, provided that whenever the Company and one or more other investment companies or accounts managed or advised by the ICM have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Company recognizes that in some cases this procedure may adversely affect the size of the positions obtainable and the prices realized for the Company.

11.             Non-Exclusivity. The Company understands that the persons employed by ICM to assist in the performance of ICM's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of ICM or any affiliate of ICM to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. The Company further understands and agrees that officers or directors of ICM may serve as officers or directors of the Company, and that officers or directors of the Company may serve as officers or directors of ICM to the extent permitted by law; and that the officers and directors of ICM are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm, including other investment advisory companies.

12.             Effective Date, Term and Approval. This Agreement shall become effective on the date of this Agreement (the "Effective Date"). This Agreement shall thereafter continue in force and effect until its termination, or under the conditions set forth in Section 13 hereof.

13.             Termination. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board of Directors or by vote of a majority of the outstanding voting securities of the Company, or by ICM, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. Additionally, this Agreement shall terminate automatically in the event that the investment advisory agreement (the "Parent Fund Agreement'') between ICM and the Invesco Actively Managed Exchange-Traded Commodity Fund Trust (the " Trust''), as it pertains to the Invesco Managed Futures Strategy ETF (the “ETF”), a series of the Trust, is terminated either by assignment or as otherwise permitted by the terms of the Parent Fund Agreement.

14.            The Company represents that it is a qualified “qualified eligible person” as defined the Commodity Futures Trading Commission’s Regulation 4.7.

15.            Amendment. No amendment of this Agreement shall be effective unless it is in writing and signed by the party against which enforcement of the amendment is sought.

16.             Liability of ICM and Company. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of ICM or any of its officers, directors or employees, ICM shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

17.              Notices. Any notices under this Agreement shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Company and that of ICM shall be 3500 Lacey Road, Suite 700, Downers Grove, Illinois, 60615.

18.             Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Advisers Act shall be resolved by reference to such term or provision of the Advisers Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts. In addition, where the effect of a requirement of the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Subject to the foregoing, this Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Illinois.

19.             License Agreement. The Company shall have the non-exclusive right to use the name ICM to designate any current or future series of shares only so long as ICM or any of ICM's affiliates serves as investment manager or advisor to the Company with respect to such series of shares.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH POOLS WHOSE PARTICIPANTS ARE LIMITED

TO QUALIFIED ELIGIBLE PERSONS, AN OFFERING MEMORANDUM FOR THIS POOL IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION.  THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A POOL OR UPON THE ADEQUACY OR ACCURACY OF AN OFFERING MEMORANDUM.  CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS OFFERING OR ANY OFFERING MEMORANDUM FOR THIS POOL.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS.  TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS.  FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

Invesco Managed Futures Strategy Cayman Ltd.

By:	/s/ Brian Hartigan
	Name:	Brian Hartigan

Title:	Managing Director

Invesco Capital Management, LLC

By:	/s/ Adam Henkel
	Name:	Adam Henkel

Title: Secretary

APPENDIX A

The Company shall pay ICM, out of the Company assets, a full compensation for all services rendered, an advisory fee set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets for the Company for the calendar year computed in the manner used for the determination of the net asset value of shares for the Company.

Name	Advisory Fee
Invesco Managed Futures Strategy Cayman Ltd.	0.65